FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	alisa@wolfeaxelrod.com

TeamStaff Sells Per Diem Business Unit

Somerset, New Jersey – January 30, 2008 - TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced that it has sold its Nursing Innovations Per Diem business unit located in Memphis, Tennessee to Temps Inc., effective January 27, 2008. The transaction is all cash and a sale of substantially all the business unit’s assets. The transaction is expected to close on January 31, 2008. Other terms of the transaction were not disclosed.

TeamStaff’s Per Diem business was accounted for as discontinued operations when the company recently reported fiscal 2007 results. Commenting on the transaction, Rick J. Filippelli, TeamStaff’s President and CEO, said “This divestiture represents the execution of a previously discussed strategic goal to sell our per diem business unit and focus on our core businesses of Travel and Government Staffing. We plan to use the sales proceeds to fund the growth of our core business.”

Commenting on the acquisition, Todd Kane, President and CEO of Temps Inc., added “I am pleased to have completed the acquisition of TeamStaff’s per diem business unit. Nursing Innovations has a reputation of quality and we are committed to continuing and furthering that reputation.” Kane continued “The addition of Nursing Innovations to the Temps family is in line with our long-term goals and should prove to enhance our existing operations in Tennessee and beyond.”

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing. TeamStaff’s TeamStaff Rx subsidiary is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff’s RS Staffing Services subsidiary specializes in providing medical and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

ABOUT TEMPS INC.

Temps Inc. partners with healthcare practices and institutions to solve staffing issues by placing employees on per diem, temp-to-hire, travel, and permanent assignments. Among the non-physician healthcare professionals, Temps Inc. places our nurses, medical, ultrasound, radiological, and surgical technicians, physical, occupational, respiratory, and speech therapists; medical and dental assistants; medical billers and coders, transcriptionists, and others.

For more information about Temps Inc., visit the company’s website at www.americannurse.com